Exhibit 10.12

Outsource Contract between BSC, Inc. and First Security Bank of Lexington, Inc.

CONTRACT

        This Agreement, made and entered into this 14th day of November 2003, by and between BSC, Inc., of 450 Old East Vine Street, Lexington, Kentucky, hereinafter referred to as BSC, and First Security Bank of Lexington, KY, hereinafter referred to as First Security Bank.

WITNESSETH:

        WHEREAS BSC is a company authorized to do business in the State of Kentucky, who provides operational outsourcing services for certain financial institutions and,

        WHEREAS First Security Bank desires to contract with BSC for the services as described herein, the parties agree and covenant as follows:

1.     DESCRIPTION OF SERVICES AND FEES

BSC agrees to provide to First Security Bank the following services with attendant fees:
(a)	Items captured and imaged at 3 cents per item.
(b)	Items encoded at 3 cents per item.
(c)	Preparation of statements including the printing of statements with images of checks and deposit tickets. Stuffing of envelopes including statements and enclosures.
1) saving statements at 35 cents per statement
2) regular statements at 75 cents per statement
3) business statements at $1.35 per statement
4) analysis statements at 20 cents per statement
5) statement enclosures at 2 cents per enclosure.
(d)	Document shredding service at the rate of $50.00 per month.
(e)	Stock paper (3-hole) for statement printing at the rate of $100.00 per month.
(f)	Perform extensive research activities. Once a research request is received by BSC, BSC shall have seven (7) days in which to respond to said request. Such research will be charged at $15.00 per hour and 25 cents per copy or fax.

        All fees to become due and payable by the 10th of the month following services rendered.

2.    DOCUMENT SHREDDING

        BSC will retain cancelled documents for First Security Bank for a period of 90 days after the item capture date. BSC has contracted with a third party vendor to provide on site document shredding services. An audit of the shredding activity will be part of the annual Level 2 SAS-70 operations audit that is conducted by BSC’s independent third party CPA firm. BSC’s liability is covered under BSC’s standard business policy, which includes errors and omissions.

3.    COURIER SERVICE

        First Security Bank shall provide for all courier service.

4.    DURATION AND TERMINATION

        The period of this contract shall be for twenty four (24) consecutive months beginning with the date of this contract.

5.    INSURANCE

        BSC’s outsource services is covered under the standard business policy which includes errors and omission coverage with a liability limit of $1,000,000.00 and blanket employee dishonesty protection with a liability limit of $100,000.00

6.    PROPRIETARY NATURE OF DATA

        It is agreed that all data and information furnished to BSC by First Security Bank is to be regarded by the parties as confidential and is to be held in confidence and safekeeping by BSC for the sole use of First Security Bank. BSC may not sell, assign or in any way divulge any lists of First Security Bank customers or business regarding any customer of First Security Bank.

7.    LIMITATION OF LIABILITY

        BSC agrees to use due care in processing First Security Bank work, which care shall conform to acceptable bank processing standards. BSC shall be responsible for correcting any errors which are due to machine malfunctions or human error, provided that such errors are reported to BSC within 60 days of receipt of information by First Security Bank.

8.     It is distinctly understood that BSC cannot assign or sublet the rights of this contract without the express written consent of First Security Bank.

9.    It is distinctly understood by and between the parties that BSC is an independent contractor for all purposes.

10.     This contract, and written amendments thereto, contain all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties hereto. All previous communications, representations, warranties, promises, conditions, or agreements of any kind or nature whatsoever shall not be binding upon the parties unless incorporated into this contract directly or by reference. This contract covers and includes the entire agreement between the parties.

11.    This contract shall be governed by the laws of the Commonwealth of Kentucky both as to interpretation and performance.

        IN TESTIMONY WHEREOF, the parties hereto, individually and by their respective and duly authorized officers, have hereunto set their name.

BSC, INC.
By: /s/ William A. Hurter
Date 11/14/2003
First Security Bank
By: /s/ R. Douglas Hutcherson

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